UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2005

TECHNOLOGY RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Florida	0-13763	59-2095002
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)	Identification No.)

5250-140th Avenue North, Clearwater, Florida	33760
(Address of principal executive officers)	(Zip Code)

Registrant's telephone number, including area code: (727) 535-0572

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

    Robert S. Wiggins, the Company’s Chairman of the Board and Secretary will retire as a full time employee of the Company, effective
March 31, 2005, after 17 years of service.  He will fulfill his duties as Chairman of the Board and Secretary through the upcoming annual meeting of shareholders in August 2005, and he will not run for re-election to the Board.

    Mr. Wiggins commented, “This is a continuing part of the succession plan that has been contemplated for some time and began implementation following last year’s annual meeting of shareholders when Jerry T. Kendall was elected President and Chief Executive
Officer.  The Company is fortunate to have Jerry Kendall in this position.”  He added, “It has been rewarding to me personally that the
Company’s core GFCI products, the Fire Shield® technology and Military products are having such a positive impact in the market.”

Item 9.01 Financial Statements and Exhibits.

(c) The following exhibit is filed as part of this report:

Exhibit No. 99.1	Description Press release issued March 31, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHNOLOGY RESEARCH CORPORATION

Date: April 1, 2005	By: /s/ Scott J. Loucks
Name: Scott J. Loucks
Title: VP of Finance CFO